Exhibit 10.2
AMENDMENT NO. 5
Decommissioning Trust Agreement
(PVNGS Unit 3)
          This Amendment No. 5 dated as of May 1, 2007, to the Decommissioning Trust Agreement (PVNGS Unit 3), dated as of July 1, 1991, as amended by Amendment No. 1 thereto dated as of December 1, 1994, Amendment No. 2 thereto dated as of December 16, 1996, Amendment No. 3 thereto dated as of March 18, 2002, and Amendment No. 4 thereto dated as of December 19, 2003 (the “Decommissioning Trust Agreement”, terms used herein as therein defined), is entered into between Arizona Public Service Company (“APS”) and Mellon Bank, N.A., as Decommissioning Trustee (“Decommissioning Trustee”).
R E C I T A L S:
          WHEREAS, the parties hereto wish to amend the Decommissioning Trust Agreement.
          NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          SECTION 1. Amendment.
(a)	Paragraph (c) of Section 5 shall be restated as follows:

to (i) hold assets, in a depository, in a clearing corporation, in book entry form, or by any subcustodian or other entity or in any other manner permitted by law; provided that the Decommissioning Trustee shall not be responsible for any losses resulting from the deposit or maintenance of securities or other property (in accordance with market practice, custom, or regulation) with any foreign or domestic clearing facility, book-entry system, centralized custodial depository, or similar organization generally used by professional custodians engaged in the banking or trust company industry within the applicable market for the asset type in question, and (ii) settle transactions in futures and/or options contracts, short-selling programs, foreign exchange or foreign exchange contracts, swaps and other derivative investments with third parties;

(b)	Paragraph (a) of Section 8 shall be restated as follows:

To hold, manage, invest, and reinvest the assets of the Funds; provided however that notwithstanding the provisions of Section 8(c), Decommissioning Trustee shall, at the close of business on each day, without prior approval or direction from the Investment Manager(s), have the power, rights, and responsibility to invest cash balances, including those held as part of an account of the Investment Manager(s), as authorized in writing delivered to the Decommissioning Trustee by APS. Nothing in this Section shall be construed as authorizing

Decommissioning Trustee to carry on any business or to divide the gains therefrom.

(c)	The first sentence of clause (ii) of Paragraph (c) of Section 8 shall be deleted.

(d)	The third sentence of clause (ii) of Paragraph (c) of Section 8 shall be restated as follows:

Upon proper notification from the Investment Manager(s), Decommissioning Trustee shall execute and deliver instruments in accordance with the appropriate trading authorizations; provided that the Decommissioning Trustee shall not follow any direction that would result in assets of the Second Fund being invested in investments not allowed for a qualified nuclear decommissioning reserve fund under Section 468A of the Code and the regulations thereunder.

(e)	Clause (ii) of Paragraph (d) of Section 8 shall be restated as follows:

Decommissioning Trustee is required to supervise and review the securities and other assets and investments authorized for purchase by the Investment Managers(s) within two weeks of the end of the calendar month during which such purchase was made to determine that such securities, assets and/or investments are in accordance with the notice communicated in writing to and accepted by the Decommissioning Trustee, whose acceptance shall not be unreasonably withheld. Upon the completion of such review, the Decommissioning Trustee shall promptly notify APS in writing if any securities, assets or investments are not consistent with such notice.

(f)	Section 11 shall be restated as follows:

Limitations on Transfer and Assignment. APS may not, in whole or in part, transfer, assign, pledge, encumber, or grant any security interest in its beneficial interest under this Agreement or in either of the Funds, whether voluntary or involuntary, except for (i) Permitted Liens, and (ii) as otherwise required or allowed by Applicable Law.

Notwithstanding the foregoing, if the Decommissioning Trustee advances cash or securities for any purpose or in the event that the Decommissioning Trustee shall incur or be assessed taxes, interest, charges, expenses, assessments, or other liabilities in connection with the performance of this Agreement, except such as may arise from its failure to exercise due care, any property at any time held for the Fund or under this Agreement shall be security therefor and the Decommissioning Trustee shall be entitled to collect from the Fund sufficient cash for reimbursement, and if such cash is insufficient, dispose of the assets held under this Agreement to the extent necessary to obtain reimbursement.

Nothwithstanding the foregoing, nothing in this Agreement shall prohibit the lending of the assets of the Fund in accordance with the terms and conditions of a separate securities lending agreement.

(g)	The second sentence of the fourth paragraph of Section 21 shall be restated as follows:

Decommissioning Trustee shall promptly advise APS if it has actual knowledge that any of the investments are not in accordance with the notice communicated in writing to and accepted by the Decommissioning Trustee.

(h)	The following shall be added to the first paragraph of Section 23.

The Decommissioning Trustee shall not be responsible or liable for any losses or damages suffered by the Fund arising as a result of the insolvency of any custodian, (other than the Decommissioning Trustee or any affiliate of the Decommissioning Trustee) subtrustee or subcustodian, except to the extent the Decommissioning Trustee failed to exercise due care in its selection, monitoring or continued retention of such entity. Settlements of transactions may be effected in trading and processing practices customary in the jurisdiction or market where the transaction occurs. APS acknowledges that this may, in certain circumstances, require the delivery of cash or securities (or other property) without the concurrent receipt of securities (or other property) or cash. In such circumstances, provided the Trustee has exercised due care and used reasonable efforts, the Decommissioning Trustee shall have no responsibility for nonreceipt of payment (or late payment) or nondelivery of securities or other property (or late delivery) by the counterparty.

(i)	The definition of the term “Permitted Investments” in Exhibit A to the Decommissioning Trust Agreement is hereby deleted.

(j)	Exhibit B to the Decommissioning Trust Agreement is hereby deleted.
          SECTION 2. Miscellaneous
               (a) Full Force and Effect.
          Except as expressly provided herein, the Decommissioning Trust Agreement shall remain unchanged and in full force and effect. Each reference in the Decommissioning Trust Agreement and in any exhibit or schedule thereto to “this Agreement,” “hereto,” “hereof” and terms of similar import shall be deemed to refer to the Decommissioning Trust Agreement as amended hereby.
               (b) Counterparts/Representations.

     The Amendment No. 5 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment No. 5 by signing any such counterpart. Each party represents and warrants to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind that Party.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to the Decommissioning Trust Agreement to be duly executed as of the day and year first above written.

ARIZONA PUBLIC SERVICE COMPANY

By:	/s/ Janice Emery
Title:	Director, Trust Investments

MELLON BANK, N.A. as Decommissioning Trustee

By:	/s/ Thomas J. McNally

Title:	Vice President

STATE OF ARIZONA	)
) ss:
County of Maricopa	)
     The foregoing instrument was acknowledged before me this 16th day of April, 2007, by Janice Emery, the Director Trust Invest of ARIZONA PUBLIC SERVICE COMPANY, an Arizona corporation, on behalf of said corporation.

/s/ Suzanne Wineck Notary Public

COMMONWEALTH OF PENNSYLVANIA	)
) ss:
County of Allegheny	)
     The foregoing instrument was acknowledged before me this 26th day of April, 2007, by Thomas J. McNally, a Vice President of Mellon Bank, N.A. a national banking association having trust powers, as Decommissioning Trustee, on behalf of said national banking association.

/s/ Julie Ann Mosco Notary Public

COMMONWEALTH OF PENNSYLVANIA
Notarial Seal Julie Ann Mosco, Notary Public City Of Pittsburgh, Allegheny County My Commission Expires Oct. 13, 2007

Member, Pennsylvania Association Of Notaries
My commission expires:
October 13, 2007

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